SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Cosmo Ventures Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	5961 (Primary Standard Industrial Classification Code Number)	33-1227173 (I.R.S. Employer Identification Number)

VPO- Bham Distt

Hoshiapur Tehsil Ghars

Punjab, India

146103

+1 (702) 922-7109

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

with a copy to:

1516 E. Tropicana Ave, Suite 155

Las Vegas, NV 89119

Michael Lasala

Incsmart.biz

3256 Mystic Ridge Ct

Las Vegas, NV 89129

+1 (888) 681-9777

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.       .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	10,000,000	$0.005	$50,000.00	$6.44

(1)

Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

COSMO VENTURES INC.

VPO- Bham Distt

Hoshiapur Tehsil Ghars

Punjab, India

146103

+1 (702) 922-7109

10,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Cosmo Ventures, Inc. We are offering for sale a total of 10,000,000 shares of Common Stock at a fixed price of $0.005 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Sonu Ram, will attempt to sell the shares directly to friends, family members and business acquaintances. Mr. Ram will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Mr. Ram will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.005 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $50,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder. Any funds received as a part of this offering will be immediately deposited into the company’s bank account and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations. The account into which proceeds will be deposited is not a trust or escrow, it is merely a separate bank account under our control where we have segregated your funds. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (20% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.005	Not Applicable	$0	$15,000.00	$40,000.00
Total	$0.005	Not Applicable	$0	$15,000.00	$40,000.00

Our independent registered public accountant has issued an audit opinion for Cosmo Ventures, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements for future filings.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE7 HEREOF BEFORE BUYING ANY SHARES OF COSMO VENTURES, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is

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You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

Cosmo Ventures, Inc. (“Cosmo Ventures” or the “Company”) was incorporated in the State of Nevada on February 3, 2013. We are a development stage company that plans to commence operations as an online retailer offering discounted overstocked inventory items. We will procure merchandise purchased from the surplus inventories of manufacturers and retailers throughout India. Sonu Ram, who is currently our sole officer and director, founded our Company. Our headquarters are located at VPO- Bham Distt, Hoshiapur Tehsil Ghars, Punjab, India, 14610.

Our mission is to provide consumers with a variety of quality products at bargain prices. Our goal is to attract and maintain customers, and to exceed their expectations. We will offer customers an easy to use website and distribution system.

Although we were only recently incorporated and have not yet commenced substantive operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand more transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective the Company will not become a “fully reporting” company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year and our required disclosure is less extensive than the disclosures required of “fully reporting” companies. For example, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

Since inception, our operations have consisted of incorporating our Company and formulating our business plan. The Company intends to begin substantive operations within 2-3 months after we obtain a Notice of Effectiveness of this Offering and our initial plan of operations calls for the Company to begin marketing our services to potential business clients. We hope to realize our full plan of operations by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to launch our Company and properly market our website services.

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We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutesWe have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We are a shell company as defined in Securities Act Rule 405, and may not have available to us the Securities Act Rule 144 for purposes of meeting the safe harbor requirement. The unavailability of Securities Act Rule 144 from the definition of underwriter, may negatively affect liquidity of our shares and on our ability to attract additional capital to implement our business plan or sustain operations. Therefore, negatively affecting our cash flow and business plan moving forward.

A ‘shell company’ is defined as a registrant with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Shell companies are prohibited to use Form S-8 under the Securities Act of 1933. In addition, they require a shell company that is reporting an event that causes it to cease being a shell company to file a Form 8K. A Form S-8 can be completed 60 days after we cease being a shell company and complete the required paper work.

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Although our sole officer and director has only recently become interested in the ecommerce industry, and does not have any professional training or technical credentials in the development and maintenance of such a company, he has a degree in marketing and has experience running a business. We intend to retain qualified website developers to build and maintain our website that we envision. We also plan to hire qualified marketing and sales personnel staff if we are successful in raising capital through this Offering. We do not have any verbal or written agreements regarding the retention of any qualified personnel to date.

Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likely be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost as professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC"); we estimate such costs to be approximately $10,000 for 12 months following this Offering. We will need to raise a minimum of $20,000 over the next twelve months to meet our operating expenses and continue as a going concern. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our current cash and working capital is not sufficient to cover our current estimated expenses of $10,000, which include those fees associated obtaining a Notice of Effectiveness from the SEC for this Registration Statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve-month period following the completion of this Offering if the maximum amount of funds is not raised. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see “Use of Proceeds” chart). We believe we can begin generating revenues within the first three months following the successful completion of this Offering. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hopes that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted was the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

Neither the Company nor Mr. Ram or any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once Cosmo Ventures becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

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SUMMARY OF THIS OFFERING

The Issuer	Cosmo Ventures, Inc.

Securities being offered	Up to 10,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type	The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.005

No Revocation	Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors or an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 5,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President, Chief Executive Officer, and Secretary, Sonu Ram.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $10,000.00.

Net Proceeds to the Company	The Company is offering 10,000,000 shares of Common Stock, $0.001 par value at an offering price of $0.005 per Share for net proceeds to the Company at $50,000. The full subscription price will be payable at the time of subscription and any such funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

Use of Proceeds	If the maximum amount of funds is raised, we intend to fund our operations and then implement our business plan. If we sell 20% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to pay our existing liabilities and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares, they will lose their investment without the Company being able to make a significant attempt at implementation of its business plan.

Since there is no minimum amount of shares that must be sold directly by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. If we are able to sell 20% or less of the offered shares the proceeds would not be enough to cover our anticipated offering expenses of approximately $10,000. We would need to sell 4,000,000 shares to commence our business plan and cover the cost of this offering. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses and investors may lose their entire investment.

We are a development stage company with no operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our proposed website and products, which are subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares.  We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities, which would result in additional dilution to our stockholders.

We may not raise sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At September 30 , 2013 we had cash on hand of $7,670 and accumulated a deficit of $6,830. We have not generated any revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. We may also seek additional funding from management, friends, family, and business acquaintances in order to continue our operations. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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Because Mr. Sonu Ram, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Mr. Ram are inconsistent with the best interests of other stockholders.

Mr. Ram, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 33.33% of our outstanding Common Stock if the maximum number of shares is sold. Accordingly, Mr. Ram will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Ram may still differ from the interests of the other stockholders.

There is substantial doubt about our ability to continue as a going concern.

At September 30, 2013, the Company has not generated revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $6,830 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our marketplace platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. We will need to raise a minimum of $20,000 over the next twelve months through public or private debt or sale of equity to begin executing our business plan. If we do not commence our operations, secure financing, and related activities or if we do not secure funding to implement our business plan, we estimate current available financial resources will sustain our operations only through the next few months, and then only if continued funding by the management of the company. We may also seek additional funding from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company. Such financing may not be available as needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences or other terms. If we are unable to obtain this financing on reasonable terms, we would be unable to hire the additional employees needed to execute our business plan and we would be forced to delay or scale back our business. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

Because all of our assets and our officers and directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof.

It may not be possible for investors to effect service of process outside India upon our directors named in the report that are residents of India or to enforce judgments obtained against us or these persons in foreign courts predicated upon the liability provisions of foreign countries, including the civil liability provisions of the federal securities laws of the United States. Moreover, it is unlikely that a court in India would award damages on the same basis as a foreign court if an action were brought in India or that an Indian court would enforce foreign judgments if it viewed the amount of damages as excessive or inconsistent with Indian practice.

The recently enacted JOBS Act will allow us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the sec, which could undermine investor confidence in our company and adversely affect the market price of our common stock.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

  the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

  the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and some of the disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

  the requirement to provide detailed compensation discussion and analysis in proxy statements and reports filed under the Securities Exchange Act of 1934, and instead provide a reduced level of disclosure concerning executive compensation; and

  any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

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We may take advantage of these exemptions until we are no longer an “emerging growth company.”  We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of this offering; (ii) the first fiscal year after our annual gross revenues are $1 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of some, but not all, of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.”  For example, we have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act.  Our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company,” which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected.  Likewise, so long as we qualify as an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our company.  We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

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RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of our CEO and President because of the time and effort that he devotes to the Company. He is in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we engage to assist in developing our website platform, and the establishment of our future sales and marketing team. The loss of him, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Mr. Ram and our ability to attract and motivate other key personnel.

Presently, the Company’s president has other outside business activities and as such he is not devoting all of his time to the Company, which may result in periodic interruptions or business failure.

Our sole officer and director, Mr. Ram has works as a manager and computer technician at Ram Micro in Rajasthan from 2007 – present. His main efforts are focused on building Cosmo Ventures and works 15 to 20 hours at his other job. Mr. Ram makes his own schedule and has a flexible work environment; therefore, he can devote time both during the week and on the weekends to our Company, as needed. Mr. Ram has committed to devote up to 40 hours per week to the Company initially, and will devote additional time as required by the Company. Our operations may be sporadic and occur at times when Mr. Ram is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director, Mr. Ram, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. He has never been responsible for managing a publicly traded company and he has had limited experience with accounting and financial matters. As the sole officer and director of a public company, Mr. Ram’ responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Mr. Ram may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.

Additionally, Mr. Ram’ limited financial and accounting experience may affect his ability to develop effective disclosure controls and procedures and internal control over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event investors could lose their entire investment in our Company.

We have a rapidly evolving business model and our proposed products and service offerings could fail to attract or retain subscribers or generate revenue.

Because we are a development stage company, we have a rapidly evolving business model and are regularly exploring the development of our proposed platform and the introduction of our proposed products and features with respect to which we may have limited experience. In addition, our customers may not respond favorably to our products and services once launched.  If products or services we introduce fail to engage customers, we may fail to acquire or retain enough business or generate sufficient revenue or other value to justify our investment, and our business may be materially and adversely affected. Our ability to retain or increase our customer base and revenue will depend heavily on our ability to innovate and to provide successful products and services.

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If we are unable to maintain favorable terms with our subscribing consumers, our expected gross profit may be adversely affected.

The success of our business depends in part on our ability to retain and increase the number of consumers who use our proposed platform and services. When a consumer purchases a discounted overstocked product from our website, the consumer must see significant value in their purchase. If consumers decide that utilizing our services does not provide adequate value, they may deactivate our services. This would adversely affect our gross profit.

If our products do not meet the needs and expectations of our consumers, our business could suffer.

Our business will depend on a reputation for providing high-quality overstocked products to our consumers, and our brand and reputation may be harmed by actions that are outside our control. Any shortcomings of one or more of our products, particularly with respect to an issue affecting the quality of products sold, may be attributed by our end-user consumers to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and consumer sentiment generated as a result of fraudulent or deceptive conduct could damage our reputation, reduce our ability to attract new consumers or retain our current consumers and diminish the value of our brand.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

We believe the market for selling overstocked items in an online marketplace is a relatively new, yet growing industry. Our Company will compete for the sales with many up-and-coming online marketplace providers. We expect to compete with these other service providers principally on the bases of the quality of services we will be able to offer and our Company's ability to acquire and retain personnel to market and sell our proposed services. Our Company will also compete on the bases of product price. Our principal competitors include Amazon, eBay, and Overstock, all of which offer services similar to our proposed services. Numerous other second tier resellers are entering into the marketplace.

We anticipate that most, if not all, of our competitors will have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to purchase equipment, supplies and services at lower prices than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors.

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Conducting Business in India includes various risks which could materially affect our business.

Conducting business in India includes various risks which could materially affect our business.  We will be required to obtain local permits and licenses. We must be registered under the Indian Company Act, and our suppliers must be registered with the Export Promotion Councils (EPC) before conducting business in India. Goods exported out of India are eligible for exemption from both Value Added Tax and Central Sales Tax. Cosmo Ventures and our partnered suppliers must abide by the Customs Act to avoid penalization for the attempt to export goods improperly. If we are not able to obtain these permits, or licenses, our business may fail.

As exporters we will be exposed to foreign exchange risks that arises due to the probability of an adverse change in exchange rates. We intend to use 'Forward Contracts' to help protect our business against fluctuating exchange rates.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We will be subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet or other online services. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce.

Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal and state legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example there have been Congressional hearings and increased attention to the capture and use of location-based information relating to users of smartphones and other mobile devices. We will post privacy policies and practices concerning the collection, use and disclosure of subscriber data on our website and future applications. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal or state privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of subscribers or merchants and adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web "cookies" for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

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We may not be able to adequately protect our intellectual property rights or may be accused of infringing intellectual property rights of third parties.

We will regard our consumer list and any intellectual property we may acquire, including trademarks, service marks, copyrights, patents, trade dress, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we will rely on trademark, copyright and patent law, trade secret protection and confidentiality and/or license agreements with our future employees and others to protect our proprietary rights. Effective intellectual property protection may not be available in every area in which our services are made available. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring and using domain names that are similar to, infringe upon or diminish the value of our trademarks and other proprietary rights. We may be unable to prevent third parties from using and registering our trademarks, or trademarks that are similar to, or diminish the value of our trademark.

Our business may be subject to seasonal sales fluctuations that could result in volatility or have an adverse effect on the market price of our Common Stock.

Our business, like that of our potential subscribing merchants, may be subject to some degree of sales seasonality. As we grow our Company, these seasonal fluctuations may become more evident. Seasonality may cause our working capital cash flow requirements to vary from quarter to quarter depending on the variability in the volume and timing of sales. These factors, among other things, make forecasting more difficult and may adversely affect our ability to manage working capital and to predict financial results accurately, which could adversely affect the market price of our Common Stock.

We will be subject to payments-related risks.

We plan to accept payments using a variety of methods, including credit card, debit card and gift certificates. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we will pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We will rely on third parties to provide payment-processing services, including the processing of credit cards and debit cards and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We will also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

14

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

• services by the Company or its competitors;

• additions or departures of key personnel;

• the Company’s ability to execute its business plan;

• operating results that fall below expectations;

• industry developments;

• economic and other external factors; and

• period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

15

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or result of operations.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the Bulletin Board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

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DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

TERMS OF SALE OF SECURITIES

We are offering a maximum of 10,000,000 of our common stock. In the event that 10,000,000 shares are not sold within 180 days, it is mandatory under Exchange Act Rules 15c2-4 and 10b-9 that all money received by us will be promptly returned to you without interest or deduction of any kind.

Securities will be considered sold when subscription payment is received by Mr. Sonu Ram, and the subscription agreement is accepted on behalf of Cosmo Ventures, Inc. Payment to purchase securities will be accepted in the form of cash or bank drafts and/or check in conjunction with the Share Subscription Agreement which must be fully executed. Furthermore, all payments by bank draft and/or check must be deposited in the company bank account and the funds clear before a security is considered sold. Payments are to be issued in the name of Cosmo Ventures, Inc. The Company (Cosmo Ventures, Inc.) has not included any exhibits for the underlying documents that govern the conditions on which the proceeds will be held.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered.

Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

	20%	50%	75%	100%
Total assets before offering	$ 7,670	$ 7,670	$ 7,670	$ 7,670
Total liabilities before offering	9,500	9,500	9,500	9,500
Book value before offering	(1,830)	(1,830)	(1,830)	(1,830)
Proceeds from offering	10,000	25,000	37,500	50,000
Total book value after offering	8,170	23,170	35,670	48,170

Shares outstanding before offering	5,000,000	5,000,000	5,000,000	5,000,000
Shares sold during offering	2,000,000	5,000,000	7,500,000	10,000,000
Shares outstanding after offering	7,000,000	10,000,000	12,500,000	15,000,000

Book value per share before offering	$ (0.00037)	$ (0.00037)	$ (0.00037)	$ (0.00037)
Increase in book value attributable to payments
made for share sold during offering	$ 0.00153	$ 0.00268	$ 0.00322	$ 0.00358
Book value per share after offering	$ 0.00117	$ 0.00232	$ 0.00285	$ 0.00321

Book value per share after offering	$ 0.00117	$ 0.00232	$ 0.00285	$ 0.00321
Offering Price	$ 0.00500	$ 0.00500	$ 0.00500	$ 0.00500
Dilution per share	$ (0.00383)	$ (0.00268)	$ (0.00215)	$ (0.00179)

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We intend to sell 10,000,000 shares of our Common Stock at a price of $0.005 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of Common Stock will be sold.

	Shares Issued, Number of Shares	% Sold	Total Consideration Amount	Total Consideration Percent
Existing Shareholders	5,000,000	33.33	$5,000	9.19%
Purchasers of Shares	10,000,000	66.67	$50,000	90.91%
Total	15,000,000	100	$55,000	100%

(1)Pursuant to the Organizational Minutes of the Company, the Company will issue 5,000,000 shares of its Common Stock, $0.001 par value per share to our President, Mr. Sonu Ram, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718. The amount represents the cash contribution to the registrant of the existing shareholder

USE OF PROCEEDS

This Offering is being conducted on a “best-efforts” basis without the involvement of underwriters or broker-dealers. This means we will receive $50,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us. The table below estimates our use of proceeds, given the varying levels of success of the Offering. Offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
0 shares (0%)	$0			$-0-	Website Hosting	$-0-
					Website Developers	$-0-
		SEC Filings	$0		Website Security	$-0-
		Transfer Agent	$0		Marketing Materials	$-0-
					Sales Representatives	$-0-
		Legal & Accounting	$0
					- Admin/Professional Fees(2)	$-0-
		TOTAL	$0		TOTAL	$-0-

2,000,000 shares (20%)	$10,000			$0	Website Hosting	$0
					Website Developers	$0
		SEC Filings	$100		Website Security	$0
		Transfer Agent	$2,000		Marketing Materials	$0
					Sales Representatives	$0
		Legal & Accounting	$7,900		Office	$0
					- Admin/Professional Fees(2)	$0
		TOTAL	$10,000		TOTAL	$0

5,000,000 shares (50%)	$25,000			$15,000	Website Hosting	$1,000
					Website Developers	$1,000
		SEC Filings	$100		Website Security	$1,000
		Transfer Agent	$2,000		Marketing Materials	$2,000
					Sales Representatives	$7,000
		Legal & Accounting	$7,900		Office	$2,000
					- Admin/Professional Fees(2)	$1,000
		TOTAL	$10,000		TOTAL	$15,000

7,500,000 shares (75%)	$37,500			$27,500	Website Hosting	$1,000
					Website Developers	$2,500
		SEC Filings	$100		Website Security	$1,000
		Transfer Agent	$2,000		Marketing Materials	$5,000
					Sales Representatives	$15,000
		Legal & Accounting	$7,900		Office	$2,000
					- Admin/Professional Fees(2)	$1,000
		TOTAL	$10,000		TOTAL	$27,500

10,000,000 shares (100%)	$50,000			40,000	Website Hosting	$1,000
					Website Developers	$4,000
		SEC Filings	$100		Website Security	$2,000
		Transfer Agent	$2,000		Marketing Materials	$7,000
					Sales Representatives	$22,000
		Legal & Accounting	$7,900		Office	$3,000
					- Admin/Professional Fees(2)	$1,000
		TOTAL	$10,000		TOTAL	$40,000

(1) Offering expenses have been rounded to $10,000.

(2)Admin/Professional Fees may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

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If 100% of the offered shares are sold we will receive the maximum proceeds of $40,000, after offering expenses have been paid.  We intend to allocate $1,000 to the hosting and servers needed to develop our platform and website. We will also budget $4,000 to hire a website/software developers for the development and continued maintenance of our proposed marketplace platform through the first twelve months. We intend to employ a full-time marking and sales representatives at $22,000 and $3,000 for our office rental fees. For our marketing campaign, we will budget $7,000 for marketing materials to properly launch our Company. Further, we will use $1,000 of our net proceeds for working capital, including administrative and professional fees.

If 75% of the offered shares are sold we will receive $27,500, after offering expenses have been paid.  We still intend to allocate $1,000 to the hosting and servers, and $2,500 to hire a website/software developers for the development and continued maintenance of our proposed marketplace platform through the first twelve months. In this case we still intend to employ a part-time marketing and sales representatives at $15,000 and $2,000 for our office rental fees. However, we will cut our budget to $5,000 for marketing materials in order to launch our Company.

If 50% of the offered shares are sold we will receive $15,000, after offering expenses have been paid.  We still intend to allocate $1,000 to the hosting and servers, and $1,000 to hire a website/software developers for the development and continued maintenance of our proposed marketplace platform through the first twelve months. In this case we only intend to employ one part-time marketing and sales representative at $7,000 and $2,000 for our office rental fees. We will also cut our marketing materials budget significantly to $2,000 in order to launch our Company. Further, we will have only $1,000 allocated for working capital, including administrative and professional fees.

If 20% of the offered shares are sold we will receive $0, after offering expenses have been paid. We will not have sufficient funds to continue operations.

If 0% of the offered shares are sold we will not receive any money to commence operations. We may need the director to finance or secure additional funding. If we do not sell any shares or gain additional funding we will be forced to delay our business.

The funds from this Offering will not be used to pay Mr. Ram for his services to the Company, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from management, friends, family, and business acquaintances in order to continue our operations. Or we may seek to sell additional equity or debt securities or obtain a credit facility. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 5,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 10,000,000 shares of its Common Stock for sale at the price of $0.005 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Sonu Ram will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Ram is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Ram will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ram is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Ram will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Ram has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

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Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

• contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

• contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

• contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

• contains a toll-free telephone number for inquiries on disciplinary actions;

• defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

• contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

• bid and offer quotations for the penny stock;

• details of the compensation of the broker-dealer and its salesperson in the transaction;

• the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

• monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.     receive, review and execute and deliver a Subscription Agreement; and

2.     deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid.  All accepted Subscription Agreements are irrevocable, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

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DESCRIPTION OF PROPERTY

Our corporate headquarters is located at VPO- Bham Distt, Hoshiapur Tehsil Ghars, Punjab, India, 146103 and we are using the space rent-free. Our corporate mailing address is located at 1516 E. Tropicana Ave, Suite 155, Las Vegas, NV, USA 89119. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share rateably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company has not issued any preferred stock.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

We have not yet assigned a transfer agent.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF COSMO VENTURES, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

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DESCRIPTION OF BUSINESS

Company Overview

Cosmo Ventures, Inc. (“Cosmo Ventures” or the “Company”) was incorporated in the State of Nevada on February 3, 2013. We are a development stage company that plans to commence operations as an online retailer offering discounted overstocked inventory items. We intend to launch a web-based platform that will give our potential customers the ability to purchase our discounted products. Cosmo Ventures Inc. will procure merchandise purchased from the surplus inventories of manufacturers and retailers throughout India. Sonu Ram, who is currently our sole officer and director, founded our Company. Our headquarters are located at VPO- Bham Distt, Hoshiapur Tehsil Ghars, Punjab, India, 146103.

Although the sale of discounted overstock products in an online marketplace is not entirely new, we anticipate that this medium will continue to grow. We believe that by providing a simple, yet effective, website platform, Cosmo Ventures will become a sought after marketplace for our e-consumers.  Most cellular phones are equipped to handle text messages, emails, and mobile websites that contain information on our products. Having the ability to instantly contact potential customers both locally and nationwide is one of the major benefits of this marketing strategy. Cosmo Ventures can send instant coupons, promotional messages, and much more online to our opt-in subscribers.

We hope to realize our full plan of operations by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to launch our Company and properly market our web and mobile platform. We will design a full marketing strategy to gain brand awareness, and ultimately obtain a large opt-in subscriber base.

We do not intend to carry a surplus inventory nor does our business require a storage facility. We intended to offer the public access to a variety of retailers and manufacturer products under one website. Our customers will purchase products that will be shipped directly from our future partnered suppliers, shipping cost will be an additional charge passed on to the consumer. Majority of our expenses will be incurred on marketing, employees, web and mobile development and maintenance. Our intention is to generate revenue from our future suppliers as we will offer them our marketing services to clear their overstock or retail items. We intend to charge our suppliers a fee based on the advertising package they choose, which will allow them to advertise a certain number or products per month on our website. We intend to establish a negotiated base rate on each item with our clients, once we list the items they will be sold at a price Cosmo has formulated and Cosmo is entitled to the additional profits, if any, on the items sold.

Once we secure additional funding through the sale of common stock we will rent a small office space in a location convenient to our business needs and suppliers. We have not secured an office location and will be contracting out to our web developer, and sales representative as their primary focus is field work. We will try to work within our budget to execute our business plan with our primary focus on web/mobile development before we secure a physical office location.

Our products will be sold in US dollar (USD) and our suppliers will be paid in Indian rupee’s (INR). Currency conversion will be a risk in which we may lose all our profits, as the market is unpredictable and fluctuates on a daily basis. Generally speaking the US dollar is more profitable than the Indian rupee and we hope to capitalize more on our profits with the exchange rate by using forward contracts with our future suppliers. A forward contract will allow us to agree on an exchange rate which is fixed at the time the contract is entered in to, and buy or sell currency at an agreed future date. Our vendors may not agree to these terms and we may lose additional money in foreign exchange fluctuations that will adversely affect our business. We have not yet established any relationships with suppliers for our business.

Opportunity

Our mission is to provide consumers with a variety of quality products at bargain prices. We exist to attract and maintain customers, and to exceed their expectations. We will offer customers an easy to use website, mobile website, and an efficient distribution system. Merchandise being offered on our website will include bed-and-bath goods, home décor, kitchenware, furniture, watches and jewellery, apparel, electronics and computers, sporting goods, and other products. The initial region we will market our website is North America, but the Company could deliver many products to a great deal of international destinations. We currently have not signed a contract with a development firm to develop our website, cosmobargains.com. We currently have not advanced beyond the business place state from our inception until the date of this filing. In order to begin commercialization of our website, we will need to raise additional capital through the sale of our company offering if we become effective

As today's world moves toward mobile solutions, we believe consumers will be hard pressed to ignore the mobile marketplace. We feel that now is the time to develop and launch our Company before this industry becomes over-saturated with other companies trying to gain market share.

We believe internet retailing is becoming increasingly popular amongst young and middle aged consumers. Internet shopping is convenient, time saving, and allows customers to easily compare prices online. Demand for online retailers is driven by consumer’s personal income. Profitability of individual companies depends on effective marketing to build a customer base. Our goal is to attract the young and middle aged with a highly disposable income. We want our customers to be primarily amongst the low and middle class, but not limited to, who are in search of everyday bargains.

Industry Overview

The Company’s challenge will be the increasing competition to attract customers to the website. We believe that too often, sales are lost because of complex websites that are far from intuitive. We intend to operate in a very competitive market and on popular search engines such as Google, Firefox Mozilla, and similar sites. Through advertising on popular search engines, our potential customers begin their search for online merchandise through general searches rather than through the established platforms of our competitors. We intend to spend large sums on acquiring search engine promotions. The only way to overcome the search engine filtering by customers is to build a strong brand so that when customers look for value, they know that Cosmo Ventures provides it and start their search directly from our website. We believe in order to be successful, an online web retailer must be a low cost operator, own a strong brand, attract high consumer traffic, offering quality merchandise and great prices with superior customer service.

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Current Operations

Since inception, our operations have primarily consisted of the organization of our business and the development of our business plan. Our business plan includes a three-phase plan that details the creation and launch of our proposed overstock product marketplace platform. Currently we are still in Phase 1 of our plan which includes following:

• formation of our Company;

• completion of our business plan;

• initial design of our platform; and

• the acquisition of additional funding.

All aspects of Phase 1 have been completed, with the exception of raising additional funding. To date, our founder, Sonu Ram, has conducted all operations. As such, upon incorporating our Company, Mr. Ram was named as the Company's sole officer and director. All operations have been funded by Mr. Ram to this point. Operations and expenditures have included the incorporation of Cosmo Ventures, Inc. under the laws of the State of Nevada, and the formation of an extensive business plan in which we have mapped out all of the initial products and services that we intend to offer to our suppliers and consumers once our marketplace platform is developed. Phase 1 will culminate with the completion of this Offering, which will hopefully allow us to raise capital through the sale of our securities and see us through Phases 2 and 3. Phase 2 involves hiring a software developer to help with the development and completion of our platforms and we do not intend on entering Phase 2 until the Company raises additional funding either through completion of this Offering or through third parties if the Company does not receive sufficient proceeds from this Offering. Further descriptions of Phases 2 and 3 of our business plan are included in the “Plan of Operations” section of this prospectus.

Products and Services

Cosmo will have to contact manufacturers and retailers directly to inquire about liquidations, overstock, off season or discounted merchandise. We must acquire exclusive wholesale suppliers to keep our business running effectively. We intend to offer our customers secure online payment methods such as credit cards or Paypal.

Our intended business objective for Cosmo Ventures is:

-	To make Cosmo an icon brand
-	To develop an effective, well placed e-commerce site for the sale of overstocked wholesale items from India
-	To offer a wide range of merchandise at reasonable prices
-	To launch a marketing campaign in a controllable and measurable market that will drive customers towards the website
-	To create an infrastructure for the fulfillment of web based sales

Initially, our products and services will be our desktop website. We hope to provide customers with a marketplace to purchase our overstocked products from their desktop as well as mobile devices via mobile websites and our mobile app. Future customers will be able to view our catalogue of products from the convenience of their home desktop or on the road on their mobile devices.

We intend to set up our web and mobile platforms to allow subscribing consumers to instantaneously receive the following:

• mobile coupons and special offers;

• announcements of special events;

• new product information and updates;

It is our hope that our multiple platform will allow customers the ability to log into our website and access our products at their convenience.

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Plan of Operations

Upon the completion of this Offering, and assuming we are able to successfully raise funding from the sale of our securities, we will begin Phase 2 of our business plan. In order to initiate Phase 2 of our operations, we will have to raise enough money to hire at least one website and mobile application developer.

While our mobile application is being developed, we will begin the initial preparations for the launch of our website. Assuming we are able to raise the maximum amount of funds from this offering, the full extent of Phase 2 of our business plan and development will include:

1. Raising capital – We will begin raising funding through the sale of our securities as set forth within this Registration Statement. This will start as soon as we receive a Notice of Effectiveness from the SEC. We believe the expenses involved with becoming a public company will be approximately $10,000.

2. Platform development – We plan to hire a website developer to begin the construction of our website. The development of our website will entail the bulk of Phase 2. At this time we will also allocate $1,000 to purchase servers and hosting for our planned website and mobile application.

3. Hire additional staff – When our mobile application is near its completion, we will begin hiring additional staff to prepare for our launch. We plan to hire a full-time sales representative to begin creating relationships and obtain contracts with suppliers within our local area. Our sales representative will be in charge of helping to develop our brand awareness with potential clients. We plan to offer our sales representatives $35,000 per year plus a commission-based bonus plan. We will allocate up to $7,000 on marketing materials. We will use the marketing ideas of our President, Sonu Ram, as set forth in our “Marketing Strategy” section. However, we will look to our new employees to come up with new and innovative ways to promote our Company.

4. Beta testing – Once our website and mobile application is fully developed, and our sales and marketing team are in place, we will begin beta testing our website and mobile application. This will complete Phase 2 of our development, and lead to the third phase in our operations.

Phase 3 of our business plan and development will be defined by the launch and marketing of our website and mobile application to the general public. Phase 3 shall be characterized by the following:

1. Acquisition of clients – When we are ready to offer our web services to the public, we intend to launch a marketing campaign ourselves in order to promote our website to potential manufacturers. We will also offer six months of free, unlimited postings to the first 100 businesses that sign up for our services. We will offer our future suppliers our marketing services to sell off their retail and overstocked items, but their Companies will not be advertised on our website. We want customers to purchase directly through our website to help us build our web presence.

2. Acquisition of users – When we are ready to offer our web services to the public, we will also launch a marketing campaign to promote our services to potential users to purchase overstocked discounted items, so that we may rapidly grow our user base so that we may have enough users for potential clients to deem our services valuable.

In order to complete Phase 3 of our business plan, we will rely heavily on the management skills of our President. He will have to work closely with our sales and marketing team to make sure that there is constant communication between each. The sales of our services will be directly related to the work that our marketing team is providing. In the months that follow our launch, the work of our website developers will be critical as well. We hope to be in a phase of rapid growth, and our developers will be working hard to provide constant updates to our site, and fix any bugs that may occur. Our President will have to work hard to keep all components of our business on track.

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Marketing Strategy

We have begun initial market research and anticipate conducting in depth market research to develop a strategy which in our opinion could launch our Company and provide us with rapid growth if executed properly.

We plan to focus on three key factors when marketing our services to local businesses:

Timing – With the ever-expanding market of mobile (and smartphone) users now is the time to make the most out of mobile website and application. We believe the competition is small at this point, and businesses can create a presence before it gets cluttered.

Integration – Mobile phone users are doing more and more on their phones, especially with the rise in smartphone sales. If a business is at all serious about a comprehensive and integrated marketing strategy for their company, mobile has to be a part of it.

Consumers – Businesses can put their products and services in front of their target market of consumers quickly and easily. We intend to use mobile marketing as a strategy for impulse consumer purchases.

We intend to market our business online with emails, door to door sales visits, and cold calling to build relationships and attract retailers. We intend to offer our first 100 clients unlimited online advertising as a sign up incentive. Our sales representatives will bear the responsibility of field recruitment which we anticipate to bring in the bulk of our suppliers.

To obtain first time users we plan to mail out flyers, run banner advertisements, and send out mass emails to direct web traffic to our web or mobile site. Our marketing efforts need to be consistent to drive a high volume of viewers to our webpage. We anticipate our conversion of first time browsers to purchasers will be 1 in every 75 viewers based on our products and prices. Our focus must remain on featured deals of the week and gorilla marketing to establish brand awareness.

Growth Strategy

Initially, our target customers will be those within North America who do not already purchase products online. As we grow our client and end-user base, we hope to gain the attention of shoppers who already purchase products online, and switch them over to our products and services. However, until such time as we have begun substantive operations we will not be able to adequately assess what portions of our strategy for growth will be most appropriate. However, we envision our success being attributable to our ability to:

-sustain lower operating costs per customer compared to other providers by having all website development and marketing done by in-house staff. As we grow, it is our belief that an increasing number of businesses will sign up for our services via our website, which will decrease our clients acquisition costs; and,

-deploy our capital more effectively by building our products and services base to cover a wide range of styles to suit a wide range of potential subscribing consumers. We will need to effectively listen and adjust to the needs and wants of customers.

Competition

The market for selling over stock items online is a relatively new, yet growing industry. We expect to compete with these other service providers principally on the bases of the quality of services we intend to offer customers and in our Company's ability to acquire and retain personnel to market and sell our proposed services. Our Company will also compete on the bases of service price. Our principal competitors include BIDZ.com, Overstock.com, Amazon and Bluefly (all of which offer services similar to our proposed services). Numerous other second tier resellers are entering into the marketplace, consisting of independent marketing consultants who are reselling and not operating their own web and mobile platform.

We anticipate that most, if not all, of our competitors will initially have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to purchase equipment, supplies and services at lower prices than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors. Once we commence Phase 2 of our operations, if we are not able to generate enough revenue by attracting new and existing businesses and/or by enticing users to opt into our services, we may be forced to cease operations.

Our ability to compete successfully will depend, in part, on the quality of our services, size of our database of opt-in end-users, customer service, as well as our marketing efforts and our ability to anticipate and respond to various competitive factors affecting the industry. These factors include the introduction of new services and technologies, changes in consumer preferences, demographic trends, economic conditions, and pricing strategies of competitors. As a result of competition, we may be required to:

• increase overall spending to ensure we are offering the best quality products and services to our customers;

• continually assess and evaluate our service plans and other offers to ensure that we are offering the most compelling and affordable products and services; and,

• increase our advertising, promotional spending, commissions and other subscriber acquisition costs.

The industry has minimal and low cost barriers to entry and therefore it is a very competitive market. We will face many large and small competitors in the e-commerce retail business, including eBay, Amazon, Buy.com, Shop.com, and other similar websites.

Easy entry does not necessarily mean that a new entrant can build a web presence, traffic, and customer base. The Cosmo Ventures business model consists of selling the overstock of other wholesale retailers from India in North America. Merchandise we intend to offer on our site will be competitively priced to benefit our potential customers. We believe an online business model is better positioned to succeed if it employs: brand/traffic, heaviest discounter reputation, low cost operations, and customer satisfaction.

We anticipate Overstock.com and Amazon (‘Competitors’) to be our biggest competition. Although we will be a smaller independent online retailer one of our goals will be to attract our Competitor’s clients to our business. These two highly branded companies are well established with a worldwide presence. Our effort to compete with them shows the need for such companies, and higher online consumer purchases. Our point of difference from our competition is our Indian manufactured merchandise, which we believe will be enough to turn over some loyal customers who seek a bargain over brand.

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Government Regulation

Many factors can influence a consumer’s decision whether to buy online or in-store. One of the most prominent advantages of purchasing goods on the internet was the lack of sales taxes. However, to combat soaring deficits, states such as North Carolina and Rhode Island are now requiring sales tax to be paid on goods sold on the internet. This makes internet shopping much less attractive to those buyers trying to find bargains from internet sites such as ours.

The online retailing industry faces headwinds due to the local states tax issues whose resolution is not predictable. Other factors which play a role in willingness to purchase online are secure credit card payments and broadband internet access. As buying online becomes more secure with the likes of PayPal and the rates of broadband internet penetration rise, consumers should be more likely to purchase from the web.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal and state legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example, recently there have been Congressional hearings and increased attention to the capture and use of location-based information relating to users of smartphones and other mobile devices. We will post privacy policies and practices concerning the collection, use and disclosure of subscriber data on our website and future applications. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal or state privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of subscribers or merchants and adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web "cookies" for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

Conducting business in India includes various risks which could materially affect our business.  We will be required to register our business in India and apply for a import and export merchant licence with the Director General of Foreign Trade. We must be registered under the Indian Company Act before conducting business in India. EPC is a non-profit organisation for the promotion of various goods exported from India in international markets, our suppliers must meet their standards on exporting goods. Items exported out of India are eligible for exemption from both Value Added Tax and Central Sales Tax. If we are not able to obtain these permits, or licenses, our business may fail.

We will abide by the Customs Act to avoid penalization for the attempt to export goods improperly. In respect of prohibited goods the Adjudicating Officer may impose penalty up to five times the value of the goods. It is, therefore, absolutely necessary for us to know what are the prohibitions or restrictions in force to export any goods. Import and export of some specified goods may be restricted/prohibited under other laws such as Environment Protection Act, Wild Life Act, Indian Trade and Merchandise Marks Act, and the Arms Act. Prohibition under those acts will also apply to the penal provisions of the Customs Act, rendering such goods liable to confiscation. They must make sure that before any imports are effected or export planned, they are aware of any prohibition/restrictions and requirements subject to which alone goods can be imported/exported, so that we do not get penalised and goods do not get involved in confiscation proceedings at the hands of Customs authorities.

As exporters we will be exposed to foreign exchange risks that arises due to the probability of an adverse change in exchange rates. We intend to use 'Forward Contracts' to help protect our business against fluctuating exchange rates.

Employees and Consultants

As of the date of this filing, the Company has no full time employees other than our sole officer and director, Mr. Ram. We currently rely on Mr. Ram, to manage all aspects of our business. Mr. Ram has committed to devote up to 40 hours per week to our Company, he will devote additional time as required. Mr. Ram currently devotes up to 20 hours per week to our operation. We plan to use third-party developers to assist in the production of our proposed website platform. We intend to add staff as the Company grows. Any such additions will be made at the judgment of management to meet the Company's then current needs.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF COSMO VENTURES, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the three months ended September 30, 2013

For the three months ended September 30, 2013, the Company incurred operating expenses of $2,833, comprised of $1,000 in professional fees for legal and accounting expenses relating to the S-1 registration process, $0 in management fees to the President and Director of the Company, and $1,833 of general and administrative expenses for incorporation and day-to-day expenses.

The Company recorded a net loss of $2,833.

As at September 30, 2013, the Company had a loss per share of $0.

From February 3, 2013 (date of inception) to September 30, 2013

For the period from February 3, 2013 (date of inception) to September 30, 2013, the Company earned $nil in revenues and incurred $6,830 of operating expenses including $1,000 in professional fees for legal fees relating to the Company’s SEC registration process, general and administrative expenses of $5,830 for day-to-day operating costs and incorporation fees, and management fees of $0 to the Company’s President and Director for services rendered from inception date to September 30, 2013.

As at September 30, 2013, the Company had a loss per share of $0.

LIQUIDITY AND CAPITAL RESOURCES

September 30, 2013

As at September 30, 2013, the Company had a cash and total asset balance of $7,670.

As at September 30, 2013, the Company had total liabilities of $1,500.

September 30, 2013

As at September 30, 2013, the Company has a cash and total asset balance of $7,670 and total liabilities of $1,500. Liabilities are comprised of $500 of accounts payable and accrued liabilities relating to professional fees and general expenditures that were unpaid, amounts due to $8,000 of notes payable owing to the stockholder, President and Director of the Company which is unsecured, due interest at 0% per annum, and due on demand.

On February 3, 2013, the Company issued 5,000,000 common shares as founders’ shares to the President and Director of the Company.  As at the date of the filing, the Company has not issued any additional common shares.

27

Cash flows from Operating Activities

Six months ended September 30, 2013

During the six months ended September 30, 2013, the Company used cash of $5,005 for operating activities, including amounts paid for professional fees and general and administrative costs.

Period from February 3, 2013 (date of inception) to September 30, 2013

During the period from February 3, 2013 (date of inception) to September 30, 2013, the Company has used cash of $5,330 for operating activities, including payment of $1,000 of legal fees.

Cash flows from Investing Activities

During the period from February 3, 2013 (date of inception) to June 30, 2013, the Company has not incurred any investing activities.

Cash flows from Financing Activities

 Six months ended September 30, 2013

During the three months ended September 30, 2013, the Company received $7,000 of proceeds from financing activities which is attributed to issuance of notes payable to the President and Director of the Company, which is unsecured, bears interest at 0% per annum, and is due on demand.

Period from February 3, 2013 (date of inception) to September 30, 2013

During the period from February 3, 2013 (date of inception) to September 30, 2013, the Company has received $13,000 in proceeds from financing activities consisting of $8,000 from a note payable to the President and Director of the Company, which is unsecured, bears interest at 0% per annum, and is due on demand, and $5,000 in proceeds from the sale of the Company’s common stock.

At September 30, 2013, we had cash on hand of $7,670.  We anticipate that our maximum expenses over the next 10 - 12 months following the effectiveness of this Offering will be approximately $50,000, accounting for the full implementation of our business plan, including our anticipated general administrative expenses, professional fees, development of our website platform, marketing costs, office rental, and sales representatives. Assuming we receive no proceeds from this Offering, we will need a minimum amount of $20,000 to meet our operating expenses for the next 12 months after the Offering. This minimum anticipated takes into account our current cash, our professional fees, including estimated costs of becoming a publicly reporting company and allows us to repay our Notes, if they become due, and allocate approximately $10,000 towards the hosting and servers for our platform, and the hiring of one full-time developer. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000. Our director will need to personally finance the company or pursue loans from the bank or family and friends. Based on our current cash on hand we may be delayed or be forced to cease operations in 2-3 months. If we do not raise a minimum of $20,000 we may not be able to successfully carry out our plan of operations, and any investor may lose their entire investment. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern.

Description	Time period	Estimated maximum expenses
Working Capital	10-12 months	$1,000
Platform Hosting and Servers	10-12 months	$1,000
Platform Developers	10-12 months	$4,000
Website Security	10-12 months	$2,000
Marketing Materials	10-12 months	$7,000
Sales Representatives	10-12 months	$25,000
Repayment of Notes	10-12 months	$0
Total		$40,000

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

28

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon David Aronson CPA, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Ram, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Sonu Ram	25	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Sonu Ram - In 2010, Mr. Ram graduated from the University of Delhi at the age of 22, with a degree in Computer Science.  The University of Delhi is home to one of India’s largest undergraduate computer programming schools. Coming from a family that has always owned their own businesses, Mr. Ram has always had an entrepreneurial spirit.  With this spirit he has established Cosmo Ventures Inc. Mr. Ram has worked as a manager and computer technician at Ram Micro in Rajasthan from 2007 – present. His main efforts are focused on building Cosmo Ventures and works 15 to 20 hours at his other job. Mr. Ram makes his own schedule and has a flexible work environment; therefore, he can devote time both during the week and on the weekends to our Company, as needed. Mr. Ram has committed to devote up to 40 hours per week to the Company initially, and will devote additional time as required by the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the fiscal year ended March 31, 2013. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Sonu Ram	Chairman, CEO and President	2013	$-0-	$-0-	$$-0-	-0-	-0-	-0-	-0-	$-0-

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

29

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Sonu Ram, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Sonu Ram, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Ram collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Ram unless the communication is clearly frivolous.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at September 30, 2013, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of September 30, 2013, we had 5,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Sonu Ram VPO- Bham Distt, Hoshiapur Tehsil Ghars, Punjab, India, 146103	5,000,000	100%

	Total	5,000,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 3, 2013, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 5,000,000 shares of its Common Stock, $0.001 par value per share, to Sonu Ram as founders’ shares. As a result, Mr. Ram owns 100% of the issued and outstanding common shares of the Company.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A) any of our director(s) or executive officer(s);

(B) any nominee for election as one of our directors;

(C) any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The legality of the shares offered under this registration statement is being passed upon by legal office of Callaghan and Gernant P.C. 2825 Stockyard Road, Suite A-15, Missoula, Montana.

EXPERTS

David A. Aronson, CPA, P.A., our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. David A. Aronson, CPA, P.A. has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

• for any breach of the director’s duty of loyalty to the Company or its stockholders;

• for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

• under Nevada General Corporation Law for the unlawful payment of dividends; or

• for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

31

COSMO VENTURES INC.
(A DEVELOPMENT STAGE COMPANY) FINANCIAL STATEMENTS

For March 31, 2013, and September 30, 2013 (Unaudited)
Report of Independent Registered Public Accounting Firm	33

Balance Sheet as of March 31, 2013	34

Statement of Operations as of March 31, 2013	35

Statement of Stockholder’s Equity as of March 31, 2013	36

Statement of Cash Flows as of March 31, 2013	37

Notes to the Financial Statement as of March 31, 2013	38

Condensed Balance Sheets as of September 30, 2013 (Unaudited) and March 31, 2013	39

Condensed Statements of Operations as of September 30, 2013 (Unaudited) and March 31, 2013	40

Condensed Statements of Cash Flows as of September 30, 2013 (Unaudited) and March 31, 2013	41

Notes to the Condensed Financial Statements as of September 30, 2013 (Unaudited)	42

32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders and Board of Directors
Cosmo Ventures, Inc.

We have audited the accompanying balance sheet of Cosmo Ventures, Inc., (A Development Stage Company) as of March 31, 2013, and the related statements of operations, stockholder's deficit and cash flows for the period from inception (February 3, 2013) to March 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cosmo Ventures, Inc. (A Development Stage Company) as of March 31, 2013, and results of its operations and its cash flows for the period from inception (February 3, 2013) to March 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA, P.A.
-------------------------------------
David A. Aronson, CPA. P.A.

North Miami Beach, Florida
April 24, 2013

33

Cosmo Ventures, Inc.
(A Development Stage Company)
Balance Sheet
March 31, 2013

ASSETS

Current Assets:
Cash	$ 4,675

$ 4,675

LIABILITIES AND STOCKHOLDER'S DEFICIT

Liabilities
Accounts payable and accrued expenses	$ 1,500
Total current liabilities	1,500

Stockholder's Deficit:
Common stock, $0.001 par value; 75,000,000 shares authorized,
5,000,000 shares issued and outstanding	5,000
Deficit accumulated during development stage	(1,825)
3,175

$ 4,675

34

Cosmo Ventures, Inc.
(A Development Stage Company)
Statements of Operations

From February 3, 2013 (Inception) to March 31, 2013

From February 3, 2013 (Inception) to March 31, 2013

Revenue, net	$ 0
Cost of goods sold	0
Gross income	0

Expenses:
General and administrative expenses	1,825

Net loss	$ (1,825)

Loss per common share - Basic and
fully diluted	$ (0.00)

Weighted average number of shares
outstanding - Basic and fully diluted	5,000,000

35

Cosmo Ventures, Inc.
(A Development Stage Company)
Statement of Stockholder's Deficit
For the Period from February 3, 2013 (Inception) to March 31, 2013

			Additional Paid in Capital	Accumulated Deficit During Development Stage	Total Stockholder's Equity

	Common Stock
	Shares	Amount
Issuance of common shares for cash at
at $0.001 per share	5,000,000	5,000	0	0	5,000
Net loss	0	0	0	(1,825)	(1,825)
Balance - March 31, 2013	5,000,000	$ 5,000	$ 0	$ (1,825)	$ 3,175

36

Cosmo Ventures, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Period
From February 3, 2013 (Inception) to March 31, 2013

From February 3, 2013 (Inception) to March 31, 2013

Cash flows from operating activities:
Net loss	$ (1,825)
Adjustments to reconcile net loss to net cash used
by operating activities:
Accounts payable and accrued expenses	1,500
Net cash used by operating activities	(325)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,000
Net cash provided by financing activities	5,000

Net increase in cash	4,675
Cash at beginning of period	0
Cash at end of period	$ 4,675

Supplemental cash flow information:
Cash paid during the period for:
Interest	$ 0
Income taxes	$ 0

37

Cosmo Ventures, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2013

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Cosmo Ventures, Inc. ("Cosmo" or the "Company") was incorporated on February 3, 2013, under the laws of the State of Nevada. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entities”. The Company intends to purchase overstocked inventory items from manufacturers and retailers and offer them to the public at discounted prices.

Revenue Recognition
In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Revenue will be recognized at the time the product is delivered or services are performed. Provision for sales returns will be estimated based on the Company's historical return experience. Revenue will be presented net of returns.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information
The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting". The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Net Loss Per Common Share
Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period. Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock. There were no common stock equivalents at March 31, 2013.

38

Cosmo Ventures, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2013

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes
Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation
The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model. ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity. The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at March 31, 2013

39

Cosmo Ventures, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2013

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments
Pursuant to ASC No. 820. "Fair Value Measurement and Disclosures," the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of March 31, 2013. The Company's financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Recent Pronouncements
There are no recent accounting pronouncements that apply to the Company.

Note 2. STOCKHOLDER'S DEFICIT

In February 2013, the Company issued 5,000,000 shares of common stock at $0.001 per share.

Note 3. INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

Income tax provision at the federal
statutory rate	15%
Effect of operating losses	(15)%
0%

As of March 31, 2013, the Company has a net operating loss carryforward of approximately $,1800. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2033. The deferred tax asset relating to the operating loss carryforward has been fully reserved at March 31, 2013.

Note 4. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

40

Cosmo Ventures, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2013

Note 4. BASIS OF REPORTING (continued)

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from February 3, 2013 (inception) to March 31, 2013, the Company incurred a net loss of approximately $1,800. In addition, the Company has no significant assets or revenue generating operations.

The Company currently does not have sufficient cash to sustain itself for the next 12 months, and will require additional funding in order to execute its plan of operations and to continue as a going concern. To meet its cash needs, management expects to raise capital through a private placement offering. In the event that this funding does not materialize, certain directors have agreed, orally, to loan sufficient funds to maintain the Company's operations for the next 12 months.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

41

Cosmo Ventures, Inc.
(A Development Stage Company)
Condensed Balance Sheets
September 30, 2013 and March 31, 2013 (Unaudited)

ASSETS
	September 30,	March 31,
	2013	2013
	(Unaudited)
Current Assets:
Cash and equivalents	$ 7,670	$ 4,675
Total current assets	7,670	4,675

	$ 7,670	$ 4,675

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities
Accounts payable and accrued expenses	$ 1,500	1,500
Loan payable - stockholder	8,000	-
Total current liabilities	9,500	1,500

Commitments

Stockholder's Equity:
Common stock, $0.001 par value; 75,000,000 shares authorized,
5,000,000 and 5,000,000 shares issued and outstanding, respectively	5,000	5,000
Deficit accumulated during development stage	(6,830)	(1,825)
	(1,830)	3,175

	$ 7,670	$ 4,675

42

Cosmo Ventures, Inc.
(A Development Stage Company)
Condensed Statements of Operations
For the Six Months Ended September 30, 2013 and for the Period
From February 3, 2013 (Inception) to September 30, 2013 (Unaudited)

	From February 3, 2013 (Inception) to September 30, 2013 (Unaudited)
		For the Three Months Ended September 30,	For the Six Months Ended September 30,

		2013 (Unaudited)	2013 (Unaudited)

Revenues, net	$ -	$ -	$ -
Cost of goods sold	-	-	-
Gross income	-	-	-

Expenses:
Professional fees	1,000	1,000	1,000
General and administrative expenses	5,830	1,833	4,005
	6,830	2,833	5,005

Net loss before other income and expenses	(6,830)	(2,833)	(5,005)

Other income and (expenses)
Interest expense	-	-	-
Provision for income taxes	-	-	-
	-	-	-

Net loss	$ (6,830)	$ (2,833)	$ (5,005)

Basic and diluted loss per share	$ (0.00)	$ (0.00)	$ (0.00)

Basic and diluted weighted average number
of shares outstanding	5,000,000	5,000,000	5,000,000

43

Cosmo Ventures, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
For the Six Months Ended September 30, 2013 and for the Period
From February 3, 2013 (Inception) to September 30, 2013 (Unaudited)

	From February 3, 2013 (Inception) to September 30, 2013 (Unaudited)
		For the Six Months Ended September 30,

		2013 (Unaudited)

Cash flows from operating activities:
Net loss	$ (6,830)	$ (5,005)
Adjustments to reconcile net loss to net cash used
by operating activities:
Accounts payable and accrued expenses	1,500	-
Net cash used by operating activities	(5,330)	(5,005)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,000	-
Stockholder's loan	8,000	8,000
Net cash provided by financing activities	13,000	8,000

Net increase in cash	7,670	2,995
Cash at beginning of period	-	4,675
Cash at end of period	$ 7,670	$ 7,670

Supplemental cash flow information:
Cash paid during the period for:
Interest	$ -	$ -
Income taxes	$ -	$ -

44

Cosmo Ventures, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
September 30, 2013 (Unaudited)

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Cosmo Ventures, Inc. ("Cosmo" or the "Company") was incorporated on February 3, 2013, under the laws of the State of Nevada. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entities”. The Company intends to purchase overstocked inventory items from manufacturers and retailers and offer them to the public at discounted prices.

Revenue Recognition
In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Revenue will be recognized at the time the product is delivered or services are performed. Provision for sales returns will be estimated based on the Company's historical return experience. Revenue will be presented net of returns.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information
The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting". The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Net Loss Per Common Share
Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period. Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock. There were no common stock equivalents at September 30, 2013.

45

Cosmo Ventures, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
September 30, 2013 (Unaudited)

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes
Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation
The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model. ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity. The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at September 30, 2013

46

Cosmo Ventures, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
September 30, 2013 (Unaudited)

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments
Pursuant to ASC No. 820. "Fair Value Measurement and Disclosures," the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of September 30, 2013. The Company's financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Recent Pronouncements
There are no recent accounting pronouncements that apply to the Company.

Note 2. LOAN PAYABLE - STOCKHOLDER

During the period ended September 30, 2013 a stockholder and officer of the Company advanced the Company $8,000 to pay for certain expenses. The loan has a balance of $8,000 at September 30, 2013, bears no interest and is payable on demand.

Note 3. STOCKHOLDER'S EQUITY

In February 2013, the Company issued 5,000,000 shares of common stock at $0.001 per share.

Note 4. INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

Income tax provision at the federal
statutory rate	15%
Effect of operating losses	(15)%
0%

As of September 30, 2013, the Company has a net operating loss carryforward of approximately $7,000. This loss will be available to offset future taxable income. If not used, this carryforward will begin to expire in 2033. The deferred tax asset relating to the operating loss carryforward has been fully reserved at September 30, 2013.

47

Cosmo Ventures, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements
September 30, 2013 (Unaudited)

Note 5. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception (February 3, 2013) to September 30, 2013, the Company incurred a net loss of approximately $7,000. In addition, the Company has no significant assets or revenue generating operations.

The Company currently does not have sufficient cash to sustain itself for the next 12 months, and will require additional funding in order to execute its plan of operations and to continue as a going concern. To meet its cash needs, management expects to raise capital through a private placement offering. In the event that this funding does not materialize, certain stockholders have agreed, orally, to loan, on a non-interest bearing demand basis, sufficient funds to maintain the Company's operations for the next 12 months.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 6. SUBSEQUENT EVENTS

In accordance with ASC 855, management has evaluated the subsequent events through the date of issuance of the financial statements. Based upon this evaluation, there are no subsequent events that require disclosure.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended March 31, 2013 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC’s Public Reference Room may be accessed at the address in your filing, on official business days during the hours of 10:00 am to 3:00 pm. If you seek further information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330.

10,000,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this Prospectus.  Items marked with an asterisk (*) represent estimated expenses.  We have agreed to pay all the costs and expenses of this offering.  Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee*	200
Accounting Fees and Expenses*	5,000
Printing, Edgar, Postage, Transfer Agent & Misc.*	4,800

Total*	$10,000

* Estimated Figures

Indemnification of Directors and Officers

Our sole officer and Director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. The Company’s obligations of indemnification, if any, shall be conditioned on the Company receiving prompt notice of the claim and the opportunity to settle and defend the claim.  The Company may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation.

Recent Sales of Unregistered Securities

On February 3, 2013, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 5,000,000 shares of its Common Stock, $0.001 par value per share, to Sonu Ram as founders’ shares. The Company relied on Section 4(2) of the Securities Act for this issuance.

Exhibits

The following Exhibits are filed as part of this Registration Statement.  All Exhibits are filed herewith unless otherwise noted.

Exhibit No.	Document Description
3.1 (i)	Articles of Incorporation of Cosmo Ventures, Inc.
3.1 (ii)	Bylaws of Cosmo Ventures, Inc.
23.1	Consent of David Aronson CPA, Independent Registered Public Accounting Firm.
4.1	Subscription Agreement

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

Undertakings:

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
	5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
	ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on December 24 , 2013.

Cosmo Ventures Inc. By: /s/ Sonu Ram Sonu Ram President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Sonu Ram Sonu Ram	President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Principal Financial Officer and Director	December 24 , 2013